UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) May 11, 2010

OLD REPUBLIC INTERNATIONAL CORPORATION

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(Exact name of Registrant as Specified in Charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of Principal Executive Offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 140.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(a)(i)  Old Republic International Corporation (“Old Republic”) announced on May 12, 2010 that its Board of Directors has approved the selection of KPMG LLP as the Company’s public accounting firm for its 2010 annual audit, subject to completion of their standard client evaluation procedures. This selection concluded a process that began on March 10, 2010 when Old Republic’s Audit Committee requested proposals from its prior auditors, PricewaterhouseCoopers LLP (“PwC”), and several other audit firms. Following Old Republic’s request, PwC advised Old Republic, on March 19, 2010, that it was declining to stand for re-election as Old Republic’s independent registered public accounting firm for 2010. PwC’s action became effective upon completion of  their services related to the review of the unaudited consolidated quarterly financial information filed on May 5, 2010 by Old Republic with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(ii)  During the past two years, PwC’s reports on Old Republic’s financial statements have not contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        (iii)  During Old Republic’s two most recent fiscal years and through May 5, 2010, there has been one disagreement between Old Republic and PwC.  The disagreement related to treatment in the third quarter 2009 of certain mortgage guaranty reinsurance commutation transactions with captive reinsurers owned by lending institutions.  Old Republic had concluded that, in accordance with traditional reinsurance accounting practices, funds received ($82.5 million) in excess of amounts owed to it by the captive reinsurers should be deferred and recognized in the income statements of the future periods during which the related claim costs were expected to occur.  PwC believed that generally accepted accounting principles (“GAAP”) required that the $82.5 million be recognized immediately as income from a contract termination.  Old Republic’s Audit Committee had discussed these alternate accounting treatments with responsible management and PwC personnel and had concurred with Old Republic’s position.  The disagreement was discussed in Old Republic’s press release of November 3, 2009 (see exhibit 99.1 of the Company’s Form 8-K filed March 25, 2010).   As a result of this disagreement, PwC was unable to complete its review of Old Republic’s financial statements, and Old Republic’s third quarter 2009 Form 10-Q, although filed by its due date, was considered not to have been complete and therefore not timely.

Old Republic requested the views of the Office of the Chief Accountant (“OCA”) of the Securities and Exchange Commissions regarding the accounting for the commutation transactions.  On January 25, 2010, staff in the OCA advised Old Republic that they did not agree with the Company’s accounting treatment for these transactions.  Concurrently with the resolution of the matter on January 25, 2010, Old Republic issued a press release informing shareholders and the investment community about the resolution and its effect on the third quarter and first nine months’ 2009 financial statements, as it had previously announced. (See exhibit 99.2 of the company’s Form 8-K filed March 25, 2010). On February 5, 2010, Old Republic filed its Form 10-Q/A for the quarter ended September 30, 2009 which included restated quarterly financial statements for this matter.

Old Republic has authorized PwC to discuss this disagreement fully with KPMG LLP.

(iv) During Old Republic’s two most recent fiscal years through May 11, 2010, there were no reportable events within the meaning of paragraph (a)(i)(v) of Item 304, Regulation S-K.

(b)  During the years ended December 31, 2009 and 2008 and through the date of this Form 8-K, neither Old Republic nor anyone acting on its behalf consulted KPMG  LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Old Republic’s consolidated financial statements or (2) any matter that was either the subject of a disagreement with PwC on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its report, or a “reportable event” as described in the Item 304(a)(1)(v) of the Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

16.1 Letter of PricewaterhouseCoopers LLP, dated as of May 12, 2010, to the Securities and Exchange Commission indicating whether they agreed with the statements made in this current report on Form 8-K.

99.1 Press Release dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 12, 2010	By: /s/ Karl W. Mueller
Karl W. Mueller
Senior Vice President
Chief Financial Officer

INDEX TO EXHIBITS
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    Exhibits
    16.1            Letter of PricewaterhouseCoopers LLP, dated as of May 12, 2010, to the Securities and Exchange Commission indicating whether they agreed with the statements made in this current report on Form 8-K.

    99.1           Press Release dated May 12, 2010.